Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 9th day of May, 2014, by and between Aetrium Incorporated, a Minnesota corporation (the “Company”), and Lone Star Value Investors, LP (“Lone Star”).

WITNESSETH

WHEREAS, the Company and Lone Star entered into that certain Securities Purchase Agreement, dated as of April 1, 2014 (the “Purchase Agreement”), pursuant to which the Company issued and sold to Lone Star and Lone Star purchased from the Company a Convertible Promissory Note in the original principal amount of $500,000.00 (the “Convertible Promissory Note”); and

WHEREAS, pursuant to Section 4.3 of the Purchase Agreement, the Company and Lone Star agreed to enter into a Registration Rights Agreement in order to provide Lone Star with certain rights to register shares of the common stock of the Company, par value $0.001 per share (“Common Stock”), issuable upon conversion of the Convertible Promissory Note.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Lone Star hereby agree as follows:

1 Registration Rights.

1.1 Definitions. As used in this Agreement:

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Convertible Promissory Note, other than shares for which registration rights have terminated pursuant to Section 1, (ii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities listed in (i); provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been sold by a Person in a transaction in which his or her rights under this Agreement were not assigned, (B) have not been disposed of pursuant to a registration statement declared effective by the SEC, or (C) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (D) may not be disposed of under Rule 144 without restriction. The number of Registrable Securities that are held by a Person or are outstanding shall be determined by the number of shares that are Registrable Securities and either are held by such Person or outstanding (as applicable) or are issuable upon the exercise, exchange or conversion of then exercisable, exchangeable or convertible securities (including the Convertible Promissory Note) that are held by such Person or outstanding (as applicable).

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(c) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.10.

(d) The term “Person” means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, joint venture, a governmental authority or other entity of whatever nature.

(e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 1.2 and 1.3, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $10,000.00 of a single special counsel for the Holders in connection with each registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(g) The term “Rule 144” means Rule 144 promulgated under the Securities Act.

(h) The term “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2 Demand Registration.

(a) At any time after July 30, 2014, if there is not in existence an effective registration statement (or registration statements) allowing for the registration and sale of all Registrable Securities held by the Holders, and the Company shall receive a written request from the Holders of at least sixty-six and two thirds percent (66 2/3%) of the Registrable Securities then outstanding, that the Company file a registration statement under the Securities Act covering the registration of all or a portion of such Registrable Securities (a “Demand Registration Statement”) on an appropriate form covering the sale of the Registrable Securities requested to be registered, then the Company shall use commercially reasonable efforts to effect as soon as practicable, and in any event shall within ninety (90) days of the receipt of such request, file the Demand Registration Statement, and shall use its best efforts to cause the Demand Registration Statement to become effective within one hundred and fifty (150) days after filing.

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(b) The Company shall only be required to file a Demand Registration Statement if the Registrable Securities to be included therein constitute at least sixty-six and two thirds percent (66 2/3%) of the Registrable Securities. Within fifteen (15) business days of receiving a written request to file a Demand Registration Statement, the Company shall give written notice of such demand to all other Holders who hold piggyback registration rights under Section 1.3 that may be exercisable. If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and such information shall be included in the notice to other Holders. The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holders would thus be entitled to include more securities than such Holder requested to be registered, the excess shall be allocated among the other remaining requesting Holders in the manner described in the immediately preceding sentence.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a Demand Registration Statement pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that the Company is engaged in any activity that, in the good faith judgment of the Board of Directors of the Company (the “Board”), is material and nonpublic and would be required to be disclosed in the applicable Demand Registration Statement and such disclosure would be seriously detrimental to the Company and its stockholders, then the Company may direct that such request to register Registrable Securities be delayed for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected one (1) such registration on behalf of the Holders pursuant to this Section 1.2 and such registration has been declared or ordered effective, provided that the Registrable Securities requested for inclusion in such registration were so included; or

(ii) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated registration subject to Section 1.3 hereof.

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1.3 Company Registration. At any time after July 30, 2014 that there is not in existence an effective registration statement covering all of a Holder’s Registrable Securities (a “Precluded Holder”), if the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the “public offering” (as such term is interpreted by Nasdaq under its rules and regulations) of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration relating to an “equity line of credit” or similar offering, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each such Precluded Holder written notice of such registration. Upon the written request of each Precluded Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.5, cause to be registered under the Securities Act all of the Registrable Securities that each such Precluded Holder has requested to be registered; provided, however, that in connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Precluded Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities (sold other than by the Company) that the underwriters advise the Company in writing is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters have advised the Company in writing will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall promptly:

(a) Subject to Section 1.2(a), prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, in the case of registrations pursuant to Section 1.2, keep such registration statement effective until the distribution is completed, but not more than one hundred twenty (120) days, provided that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in Section 1.4(h).

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

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(c) Respond as promptly as reasonably practicable to any comments received from the SEC with respect to such registration statement or any amendment thereto and, as reasonably practicable to provide the Holders true and complete copies of all correspondence from and to the SEC relating to such registration statement.

(d) Within a reasonable time before filing such registration statement, prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(e) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and any amendments and supplements to such prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them that are included in such registration.

(f) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(h) Notify each Holder of Registrable Securities covered by such registration statement (and each underwriter in the case of an underwritten offering), promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose or any proceeding against the Company under Section 8A of the Securities Act in connection with such registration statement, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(i) Notify each Holder of Registrable Securities covered by such registration statement (and each underwriter in the case of an underwritten offering) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, following such notification, promptly deliver to each Holder and each such underwriter that number of copies of all amendments or supplements referred in paragraphs (b) and (d) of this Section 1.4 as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

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(j) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(k) Upon reasonable notice and during normal business hours, make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such underwriter, advisor, or agent in connection with such Registration Statement.

(l) Provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration.

(m) In connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities, including one-on-one meetings with prospective purchasers of the Registrable Securities).

(n) Use its best efforts to obtain (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings.

(o) Subject to the other provisions of this Agreement, otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to any Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of such Holder’s Registrable Securities. Such Holders agree to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

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1.6 Expenses of Registration. All Registration Expenses incurred in connection with any Demand Registration Statement and all issuances off any Demand Registration Statement (pursuant to Section 1.2) shall be borne by the Company.

1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, managers, members, partners, stockholders and affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state law, or otherwise, as a result of any breach by the Company of its obligations under Section 1.4(g) or insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of a Violation which is based solely upon information regarding such Holder, underwriter or controlling person furnished in writing to the Company by such Holder, underwriter or controlling person expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless (severally and not jointly) the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of any Violation, in each case to the extent (and only to the extent) that such Violation is based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld or delayed); provided, further that such consent shall not be deemed to have been unreasonably withheld or delayed if any settlement (i) does not include as an unconditional term thereof, the giving by the plaintiff or claimant to the Holder of a release from all liability in respect of such loss, claim, damage, liability or action or (ii) includes an admission of guilt on behalf of the Holder; provided, further that in no event shall any indemnity under this Section 1.8(b) exceed the net proceeds (after underwriting fees, commissions, or discounts) from the offering received by such Holder, except in the case of fraud by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.8(d) exceed the net proceeds (after underwriting fees, commissions, or discounts) from the offering received by such Holder, except in the case of fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party and by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control for the parties to such agreement, provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its shares of Common Stock to be sold in the offering and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 1.8(b).

(f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b) use its commercially reasonable efforts to take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10 Assignment of Registration and Information Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, member or stockholder of a Holder or (b) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations); provided the Company is, within ten (10) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such transferee shall agree in writing to be subject to all applicable restrictions set forth in this Agreement. In each case, such rights may only be transferred together with the underlying Registrable Securities in a transfer permitted by the Securities Act and applicable state securities laws. Any such permitted transferee or assignee shall be deemed a Holder hereunder.

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1.11 Termination of Registration Rights. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided that the provisions of Sections 1.6 and 1.8 shall survive any such termination.

2 Miscellaneous.

2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of the Convertible Promissory Note or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company. Any failure by the Company or a Holder to enforce any rights hereunder shall not be deemed a waiver of such rights.

2.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5:00 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to a Holder:

The Holder’s address or fax number set forth on the Holder’s signature page to this Agreement

If to the Company:

Aetrium Incorporated
2350 Helen Street
North St. Paul, Minnesota 55109
Fax: (651) 770-7975

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attn: Adam Finerman, Esq.
Fax: (212) 451-2222

2.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

2.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and photostatic, .pdf or facsimile copies of fully-executed counterparts of this Agreement shall be given the same effect as originals.

2.7 Headings. The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

2.8 Pronouns. Whenever the pronouns “it” or “its” are used herein, they shall also be deemed to mean “he” or “his” or “she” or “hers” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

2.9 Aggregation of Securities. All Registrable Securities held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter, and, except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

[Signature Page Follows]

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[SIGNATURE PAGE TO Registration Rights Agreement]

The parties have executed this Registration Rights Agreement as of the date first above written.

Aetrium Incorporated

By:	/s/ Paul Askegaard
Name:	Paul Askegaard
Title:	Chief Financial Officer

HOLDER:

Lone Star Value Investors, LP

By:	Lone Star Value Investors GP, LLC,
its General Partner

By:	/s/ Jeffrey E. Eberwein
Name:	Jeffrey E. Eberwein
Title:	Managing Member

Holder Notice Information:

Lone Star Value Investors, LP
53 Forest Avenue, 1st Floor
Old Greenwich, Connecticut 06870
Fax: (203) 990-0727

With a copy to (which shall not constitute notice):

Dorwart Lawyers
Old City Hall
124 East Fourth Street
Tulsa, Oklahoma 74103-5010
Attn: Frederic Dorwart, Esq.
Fax: (918) 583-8251

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

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